Exhibit 99.1

BROCADE CONTACTS Public Relations John Noh Tel: 408-333-5108 jnoh@brocade.com	Investor Relations Alex Lenke Tel: 408-333-6758 alenke@brocade.com

Brocade Reports Third Quarter Fiscal Year 2008 Results
Sets New Company Record in Quarterly Revenue and Returns to Double-Digit Year-Over-Year Growth
SAN JOSE, Calif., August 13 /PRNewswire-FirstCall/ — Brocade® (NASDAQ: BRCD), the leader in data center networking solutions that help enterprises connect and manage their information, today reported financial results for its third fiscal quarter, which ended July 26, 2008.
Commenting on the Company’s third quarter financial results, Michael Klayko, Brocade CEO, said, “We delivered record results this quarter as we returned to double-digit revenue growth through continued, outstanding operational execution. These results validate that our product roadmap and solutions address customer demand for high-performance, ultra-reliable networking in the next-generation data center. We believe that they also indicate that the fundamental market trends and customer demand drivers remain intact.”
Third Fiscal Quarter 2008 Business Highlights
•	Brocade announced its intent to acquire Foundry Networks, a performance and total solutions leader for network switching and routing. The acquisition will position Brocade as a leading provider of enterprise and service provider networking solutions, with innovative technology and product leadership from the Internet to the heart of data centers. The acquisition is subject to approval from Foundry stockholders, regulatory approvals and certain other closing conditions.

•	Brocade’s industry-leading DCX Backbone, in only its second full quarter of shipments, continues to exceed initial sales expectations. Industry analyst data from the Dell’Oro Group also showed Brocade’s market share in the director segment climbed 5.5 percent over the previous quarter.

•	Brocade’s switch business set new revenue records, driven by a combination of strong worldwide demand for the 4-Gbit/Sec products and a robust initial ramp for the new 8-Gbit/Sec family. Brocade’s top OEMs made these switches available during the quarter, which is expected to help expand market adoption of Brocade’s switch products in Q4 and into 2009.

•	Increase in professional services helped drive record revenue for Brocade’s services business, as customers turn to Brocade as the trusted expert in the evolution of their data centers.

•	Brocade announced the general availability of a new family of its 4- and 8-Gbit/Sec server host bus adapters (HBAs) that offers unique breakthroughs in terms of performance and end-to-end data center networking capabilities. Initial customer feedback has been very positive with early customer trials highlighting Brocade’s performance and integrated feature-set advantages.

•	Brocade and NetApp announced a collaborative development effort that will enable data center customers to encrypt corporate data more quickly and easily for increased security and compliance.
Brocade
1745 Technology Dr., San Jose, CA 95110
T. 408.333.8000 F. 408.333.8101
www.brocade.com

Third Fiscal Quarter 2008 Financial Highlights and Additional Financial Information
•	Brocade achieved record revenue and double-digit annual growth in a typically slower period.

•	In Q3, the Company achieved record revenue in its switch business, embedded blade switch product line and its Services Business Unit.

•	The Company’s total installed base of SAN ports was approximately 18.3 million.

•	In Q3, Average Selling Price (ASP) declines were in the low single digits compared to Q2 08.

•	Net stock-based compensation expense was $11.9 million and has been excluded from the Company’s non-GAAP results.

•	In Q3, Brocade repurchased approximately 4.7 million shares of the Company’s common stock for approximately $38.1 million. As of the end of Q3 08, the Company had $414.1 million remaining under its $800 million total stock buyback program authorization. Since Q3 07 the company reduced the total number of shares outstanding by over 20 million net, or by over 5%.

•	Brocade’s non-GAAP effective tax-rate was 32.3% in Q3, and its GAAP tax rate was 61.1%.

	Q3 2008		Q2 2008		Q3 2007
Revenue	$365.7	M	$354.9	M	$327.5	M
GAAP net income	$20.3	M	$91.4	M	$10.7	M
GAAP EPS — diluted	$0.05		$0.23		$0.03
Non-GAAP net income	$61.2	M	$59.7	M	$49.5	M
Non-GAAP EPS — diluted	$0.16		$0.15		$0.12
Non-GAAP gross margin	61.9%		61.1%		55.0%
Non-GAAP operating margin	22.6%		22.9%		19.2%
Cash flow from operations	$71.7	M	$119.1	M	$36.3	M

Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein.

As a % of total revenues	Q3 2008	Q2 2008	Q3 2007
OEM revenues	86%	86%	84%
Channel/Direct revenues	14%	14%	16%
10% or greater customer revenues (3)	62%	65%	64%
Domestic revenues	65%	62%	58%
International revenues[1]	35%	38%	42%
Service revenues	17%	17%	14%

	Q3 2008		Q2 2008		Q3 2007
Cash and cash equivalents and investments, net of convertible debt	$595.1	M	$627.9	M	$639.2	M
Deferred revenues	$148.5	M	$140.9	M	$128.8	M
Capital expenditures[2]	$94.2	M	$14.1	M	$14.0	M
Stock repurchases (in dollars)	$38.1	M	$50.2	M	$60.2	M
Stock repurchases (in shares)	4.7	M	6.9	M	6.9	M
Days sales outstanding	43 days		43 days		45 days
Employees at end of period	2,842		2,759		2,376

(1)	Ratio on a demand-basis was 40% for domestic and 60% for international

(2)	In Q3, capital expenditures included approximately $80.2 million related to the construction of the company’s new campus

Non-GAAP Financial Measures
This press release and the related conference call contain non-GAAP financial measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP.
Management believes that non-GAAP net income and other non-GAAP measures used in this press release allow management to gain a better understanding of the Company’s comparative operating performance from period-to-period and to its competitors’ operating results. Management also believes these non-GAAP measures help indicate the Company’s baseline performance before gains, losses or charges that are considered by management to be outside ongoing operating results. Accordingly, management uses these non-GAAP measures for planning and forecasting of future periods and in making decisions regarding operations performance and the allocation of resources. Management believes these non-GAAP earnings measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•	the ability to make more meaningful period-to-period comparisons of the Company’s ongoing operating results;

•	the ability to better identify trends in the Company’s underlying business and perform related trend analysis;

•	a better understanding of how management plans and measures the Company’s underlying business; and

•	an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.
Management excludes certain gains or losses and benefits or costs in determining non-GAAP net income that are the result of infrequent events or arise outside the ordinary course of our continuing operations. Management believes that it is appropriate to evaluate the Company’s operating performance by excluding those items that are not indicative of ongoing operating results or limit comparability. Such items include: (i) legal fees associated with indemnification obligations to former employees and other related costs, net, (ii) acquisition and integration costs (in connection with the McDATA acquisition), (iii) legal fees associated with certain pre-acquisition litigation (in connection with the McDATA acquisition), (iv) gain/loss on sale of investments, (v) provision for class action lawsuit, and (vi) gain on termination of interest rate swap.
Management also excludes the following non-cash charges in determining non-GAAP net income: (i) stock-based compensation, (ii) amortization of purchased intangible assets, and (iii) costs/benefits associated with facilities lease losses. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, management believes that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, management believes that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity-based awards were not required to be reflected on our income statement. Management believes that the expense associated with the amortization of acquisition-related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for the Company’s newly acquired and long-held businesses.
Finally, management believes that it is appropriate to exclude the tax effects of the items noted above as well as the release of the valuation allowance in order to present a more meaningful measure of non-GAAP net income.
Limitations. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that impact the Company. Management compensates for these limitations by also considering the Company’s GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to, measurements required by GAAP, such as operating income, net income and net income per share, and should not be considered measures of the Company’s liquidity. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, these non-GAAP financial measures may not be comparable to similar measures reported by other companies.
Third Quarter Fiscal 2008 Conference Call and Webcast Information
Brocade management will host a conference call to discuss third quarter 2008 results on Wednesday, August 13, 2008 at 5:00 a.m. Pacific Time. To access the live webcast, please visit Brocade’s website at http://www.brcd.com at least 20 minutes prior to the call to download any necessary audio or plug-in software. A telephone replay will be available approximately two hours after the conference ends and will be available until 8:00 a.m. Pacific Time on August 20, 2008. A replay of the conference call will be available via the webcast at http://www.brcd.com for approximately twelve months.
Cautionary Statement
This press release contains statements that are forward-looking in nature, including statements regarding market dynamics, customer demand for the Company’s product and service offerings and the proposed acquisition of Foundry Networks, Inc. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the degree of market adoption of the Company’s product and service offerings; market competition; the effect of changes in IT spending levels; the Company’s ability to anticipate future OEM and end-user product needs and to accurately forecast end-user demand; dependence on strategic partners; our ability to realize anticipated benefits from the proposed acquisition of Foundry Networks; and the Company’s ability to manage its business effectively in a rapidly evolving market. Certain of these and other risks are set forth in more detail in “Item 1A. Risk Factors” in Brocade’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 26, 2008. Brocade does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.
About Brocade
Brocade is the leading provider of data center networking solutions that help enterprises connect and manage their information. Organizations that use Brocade products and services are better able to optimize their IT infrastructures and ensure compliant data management. For more information, visit the Brocade Website at http://www.brocade.com or contact the company at info@brocade.com.
Brocade, the B-wing symbol, DCX, Fabric OS, File Lifecycle Manager, MyView, and StorageX are registered trademarks, and DCFM and SAN Health are trademarks of Brocade Communications Systems, Inc., in the United States and/or in other countries. All other brands, products, or service names are or may be trademarks or service marks of, and are used to identify, products or services of their respective owners.
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BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	July 26,	July 28,	July 26,	July 28,
	2008	2007	2008	2007
Net revenues
Product	$301,804	$282,855	$895,333	$790,509
Services	63,892	44,600	173,107	106,370

Total net revenues	365,696	327,455	1,068,440	896,879
Cost of revenues
Product	111,072	131,862	345,476	345,153
Services	41,419	29,805	107,728	73,724

Total cost of revenues	152,491	161,667	453,204	418,877

Gross margin	213,205	165,788	615,236	478,002
Operating expenses:
Research and development	65,368	54,085	184,704	154,780
Sales and marketing	70,039	57,200	203,200	155,150
General and administrative	17,577	12,536	43,260	33,511
Legal fees associated with indemnification obligations and other related costs, net	7,951	17,984	22,399	38,446
Provision for class action lawsuit	—	—	160,000	—
Acquisition and integration costs	—	4,055	—	19,051
Amortization of intangible assets	7,846	7,924	23,664	16,810
Facilities lease losses (benefits)	—	—	(477)	—

Total operating expenses	168,781	153,784	636,750	417,748

Income (loss) from operations	44,424	12,004	(21,514)	60,254
Interest and other income, net	8,872	10,913	27,663	29,157
Interest expense	(1,103)	(2,683)	(4,384)	(4,741)
Gain (loss) on investments, net	(36)	1,240	(6,985)	1,240

Income (loss) before provision for income taxes	52,157	21,474	(5,220)	85,910
Income tax provision (benefit)	31,891	10,784	(136,709)	41,058

Net income	$20,266	$10,690	$131,489	$44,852

Net income per share — Basic	$0.05	$0.03	$0.35	$0.13

Net income per share — Diluted	$0.05	$0.03	$0.34	$0.12

Shares used in per share calculation — Basic	371,345	392,450	376,455	353,627

Shares used in per share calculation — Diluted	392,586	407,113	396,445	368,080

BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	July 26,	October 27,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$459,399	$315,755
Short-term investments	244,922	325,846

Total cash, cash equivalents and short-term investments	704,321	641,601
Marketable equity securities	—	14,205
Accounts receivable, net	174,103	175,755
Inventories	14,369	18,017
Deferred tax assets	73,100	22,781
Prepaid expenses and other current assets	75,091	39,841

Total current assets	1,040,984	912,200

Long-term investments	59,906	137,524
Property and equipment, net	300,116	204,052
Goodwill	280,347	384,376
Intangible assets, net	237,167	272,652
Non-current deferred tax assets	200,715	167
Other assets	19,064	19,129

Total assets	$2,138,299	$1,930,100

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$109,886	$108,810
Accrued employee compensation	72,762	76,017
Deferred revenue	110,698	94,533
Current liabilities associated with facilities lease losses	13,930	12,807
Liability associated with class action lawsuit	160,000	—
Purchase commitments	20,459	23,176
Other accrued liabilities	54,651	94,358

Total current liabilities	542,386	409,701

Convertible subordinated debt	169,119	167,498
Non-current liabilities associated with facilities lease losses	16,929	25,742
Non-current liabilities — deferred taxes	—	22,781
Non-current deferred revenue	37,850	36,344
Non-current income tax liability	55,971	—
Other non-current liabilities	9,350	1,376

Stockholders’ equity
Common stock	1,370,331	1,463,169
Accumulated other comprehensive loss	(2,874)	(1,180)
Accumulated deficit	(60,763)	(195,331)

Total stockholders’ equity	1,306,694	1,266,658

Total liabilities and stockholders’ equity	$2,138,299	$1,930,100

BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended JULY 26, 2008 and JULY 28, 2007
(in thousands)
(unaudited)

	Three Months Ended
	July 26,	July 28,
	2008	2007
Cash flows from operating activities:
Net income	$20,266	$10,690
Adjustments to reconcile net income to net cash provided by operating activities:
Excess tax benefit from employee stock plans	(3,589)	(8,959)
Depreciation and amortization	30,121	28,758
Loss on disposal of property and equipment	133	609
Net losses on investments and marketable equity securities	41	—
Non-cash compensation expense	11,874	9,714
Provision for doubtful accounts receivable and sales allowances	1,605	1,453
Changes in assets and liabilities:
Accounts receivable	(7,828)	(12,381)
Inventories	(1,951)	4,636
Prepaid expenses and other assets	(7,137)	6,920
Accounts payable	17,988	53,453
Accrued employee compensation	(6,123)	(15,429)
Deferred revenue	7,683	2,828
Other accrued liabilities	10,940	(43,137)
Liabilities associated with facilities lease losses	(2,372)	(2,866)

Net cash provided by operating activities	71,651	36,289

Cash flows from investing activities:
Purchases of property and equipment	(94,218)	(13,939)
Purchases of short-term investments	(65,388)	(106,973)
Proceeds from sale of property and equipment	—	1,336
Proceeds from maturities and sale of short-term investments	42,393	210,326
Purchases of long-term investments	—	(60,801)
Proceeds from maturities and sale of long-term investments	—	5,015
Purchases of non-marketable minority equity investments	—	(5,000)
Decrease in restricted cash	—	6,583

Net cash provided by (used in) investing activities	(117,213)	36,547

Cash flows from financing activities:
Payments on capital lease obligations	—	(5)
Termination of interest rate swap	—	(4,989)
Common stock repurchases	(38,112)	(81,009)
Excess tax benefit from employee stock plans	3,589	8,959
Proceeds from issuance of common stock, net	27,103	14,970

Net cash used in financing activities	(7,420)	(62,074)

Effect of exchange rate fluctuations on cash and cash equivalents	(1,152)	(192)

Net decrease in cash and cash equivalents	(54,134)	10,570
Cash and cash equivalents, beginning of period	513,533	363,838

Cash and cash equivalents, end of period	$459,399	$374,408

BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended JULY 26, 2008 and JULY 28, 2007
(in thousands)
(unaudited)

	Nine Months Ended
	July 26,	July 28,
	2008	2007
Cash flows from operating activities:
Net income	$131,489	$44,852
Adjustments to reconcile net income to net cash provided by operating activities:
Release of valuation allowance	(185,176)	—
Excess tax benefit from employee stock plans	(2,505)	(9,120)
Depreciation and amortization	89,645	69,560
Loss on disposal of property and equipment	1,328	812
Net losses on investments and marketable equity securities	6,488	—
Non-cash compensation expense	31,521	24,443
Non-cash facilities lease loss benefit	(477)	—
Provision for doubtful accounts receivable and sales allowances	4,914	3,115
Changes in assets and liabilities:
Accounts receivable	3,758	41,354
Inventories	3,648	51
Prepaid expenses and other assets	(28,840)	(2,077)
Accounts payable	1,196	32,515
Accrued employee compensation	(3,526)	(37,701)
Deferred revenue	17,671	15,101
Other accrued liabilities	46,003	(61,522)
Liabilities associated with facilities lease losses	(7,213)	(5,519)
Liability associated with class action lawsuit	160,000	—

Net cash provided by operating activities	269,924	115,864

Cash flows from investing activities:
Purchases of property and equipment	(125,468)	(41,526)
Purchases of short-term investments	(166,963)	(397,863)
Proceeds from sale of property and equipment	—	1,336
Proceeds from sale of marketable equity securities and equity investments	9,926	—
Proceeds from maturities and sale of short-term investments	340,838	588,159
Purchases of long-term investments	(37,731)	(152,602)
Proceeds from maturities and sale of long-term investments	22,483	10,862
Purchases of non-marketable minority equity investments	—	(5,000)
Cash paid in connection with acquisitions, net of cash acquired	(43,554)	(7,704)
Decrease in restricted cash	—	12,422
Cash acquired on merger with McDATA	—	147,407

Net cash provided by (used in) investing activities	(469)	155,491

Cash flows from financing activities:
Payments on capital lease obligations	—	(712)
Common stock repurchases	(168,293)	(140,883)
Termination of interest rate swap	—	(4,989)
Excess tax benefit from employee stock plans	2,505	9,120
Redemption of outstanding convertible debt	—	(124,185)
Proceeds from issuance of common stock, net	41,803	90,670

Net cash used in financing activities	(123,985)	(170,979)

Effect of exchange rate fluctuations on cash and cash equivalents	(1,826)	(336)

Net increase in cash and cash equivalents	143,644	100,040
Cash and cash equivalents, beginning of period	315,755	274,368

Cash and cash equivalents, end of period	$459,399	$374,408

BROCADE COMMUNICATIONS SYSTEMS, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	July 26,	April 26,	July 28,
	2008	2008	2007
Net income on a GAAP basis	$20,266	$91,378	$10,690
Adjustments:
Stock-based compensation expense included in cost of revenues	2,638	2,371	3,128
Amortization of intangible assets expense included in cost of revenues	8,780	8,512	11,328
Legal fees associated with certain pre-acquisition litigation	1,860	458	—

Total gross margin adjustments	13,278	11,341	14,456
Legal fees associated with indemnification obligations and other related costs, net	7,951	4,789	17,984
Provision for class action lawsuit	—	160,000	—
Stock-based compensation expense included in research and development	2,788	2,528	2,992
Stock-based compensation expense included in sales and marketing	3,195	3,146	2,453
Stock-based compensation expense included in general and administrative	3,253	3,131	1,139
Amortization of intangible assets expense included in operating expenses	7,846	7,909	7,924
Acquisition and integration costs	—	—	4,055
Facilities lease losses (benefits)	—	(477)	—

Total operating expense adjustments	25,033	181,026	36,547

Total operating income adjustments	38,311	192,367	51,003
Gain on termination of interest rate swap	—	—	(367)
(Gain) loss on investments	—	4,189	(895)
Income tax effect of adjustments	2,643	(228,248)	(10,937)

Non-GAAP net income	$61,220	$59,686	$49,494

Non-GAAP net income per share — Basic	$0.16	$0.16	$0.13

Non-GAAP net income per share — Diluted	$0.16	$0.15	$0.12

Shares used in non-GAAP per share calculation — Basic	371,345	374,827	392,450

Shares used in non-GAAP per share calculation — Diluted	392,586	393,471	407,113

See explanation of non-GAAP information included herein.

BROCADE COMMUNICATIONS SYSTEMS, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME
(in thousands, except per share data)
(unaudited)

	Nine Months Ended
	July 26,	July 28,
	2008	2007
Net income on a GAAP basis	$131,489	$44,852
Adjustments:
Stock-based compensation expense included in cost of revenues	7,501	6,805
Amortization of intangible assets expense included in cost of revenues	28,620	22,656
Legal fees associated with certain pre-acquisition litigation	2,319	—

Total gross margin adjustments	38,440	29,461
Legal fees associated with indemnification obligations and other related costs, net	22,399	38,446
Provision for class action lawsuit	160,000	—
Stock-based compensation expense included in research and development	7,939	7,046
Stock-based compensation expense included in sales and marketing	8,327	5,521
Stock-based compensation expense included in general and administrative	7,755	2,736
Amortization of intangible assets expense included in operating expenses	23,664	16,810
Acquisition and integration costs	—	19,051
Facilities lease losses (benefits)	(477)	—

Total operating expense adjustments	229,607	89,610

Total operating income adjustments	268,047	119,071
Gain on termination of interest rate swap	—	(367)
(Gain) loss on investments	6,004	(895)
Income tax effect of adjustments	(220,399)	(17,123)

Non-GAAP net income	$185,141	$145,538

Non-GAAP net income per share — Basic	$0.49	$0.41

Non-GAAP net income per share — Diluted	$0.47	$0.40

Shares used in non-GAAP per share calculation — Basic	376,455	353,627

Shares used in non-GAAP per share calculation — Diluted	396,445	368,080

See explanation of non-GAAP information included herein.